UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of report: November 21, 2003
                        (Date of earliest event reported)



                             TRIARC COMPANIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                       1-2207                  38-0471180
         -----------------------------------------------------------------
         (State or other            (Commission           (I.R.S. Employer
         jurisdiction of               File No.)       Identification No.)
         incorporation of
         organization)



                       280 PARK AVENUE, NEW YORK, NY 10017
                       -----------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (212) 451-3000



                                Page 1 of 2 Pages

ITEM 5.  OTHER EVENTS

On November 21, 2003, Triarc Companies, Inc. (the "Company") and Wilmington Trust Company, as trustee (the "Trustee"), entered into a First Supplemental Indenture (the "Supplemental Indenture") to the Indenture dated as of May 19, 2003, between the Company and the Trustee, relating to the Company's 5% Convertible Notes due 2023 (the "Notes"). The Supplemental Indenture effects certain changes to the conversion features of the Notes to reflect the special stock dividend of two shares of a newly designated Class B Common Stock, Series 1, par value $0.10 per share (the "Class B Common Stock"), for each outstanding share of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), which was announced by the Company's Board of Directors on August 11, 2003 and paid on September 4, 2003 to holders of record of the Class A Common Stock on August 21, 2003. Holders of the Notes are entitled to receive upon conversion of the Notes shares of Class A Common Stock and such number of shares of Class B Common Stock that the holder would have been entitled to receive had the holder converted its Notes immediately prior to the record date for the stock dividend. A copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report.


ITEM 7.  EXHIBITS

(c)      Exhibits

4.1 First Supplemental Indenture, dated as of November 21, 2003, between Triarc Companies, Inc. and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4.3 to Triarc's Registration Statement on Form S-3 filed on November 24, 2003).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                   TRIARC COMPANIES, INC.

                                   By:  /s/ Stuart I. Rosen
                                        ---------------------------------------
                                        Stuart I. Rosen
                                        Senior Vice President and
                                        Associate General Counsel

Dated: November 25, 2003